SECOND AMENDMENT TO
                          CREDIT AGREEMENT

                  THIS SECOND AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the _____ day of May, 2000, by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), and VIRBAC AH, INC., a Delaware corporation ("Virbac AH," and collectively with Virbac, PM Resources, St. JON and Francodex referred to herein as the "Borrowers"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                         WITNESSETH:

                  WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated September 7, 1999, in the principal amount of up to Ten Million Dollars ($10,000,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note has been most recently amended and restated by that certain Revolving Credit Note dated December ___, 1999 in the principal amount of up to Twelve Million Three Hundred Fifty Thousand Dollars ($12,350,000.00) (as amended and restated, the "Note"); and

                  WHEREAS, the Note is described in a certain Credit Agreement dated as of September 7, 1999 made by and among Borrowers and Bank, as previously amended by an Amendment to Credit Agreement dated as of December ___, 1999 made by and among Borrowers and Bank (as amended, the "Loan Agreement," all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and

                  WHEREAS, Borrowers and Bank desire to amend the financial covenants in the Loan Agreement and to make certain other amendments thereto on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

                  1. The definition of "Consolidated Debt Service" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           Consolidated Debt Service shall mean the sum of all of Virbac's and its Consolidated Subsidiaries' payments of principal scheduled on all long term borrowed money Indebtedness within the twelve month period preceding the date of any such calculation (provided that no principal repayments of Facility A Loans shall be included in Consolidated Debt Service and the only principal repayments on the Facility B Loans to be included in Consolidated Debt Service during the period from December 31, 1999 through June 30, 2000 shall be $150,000.00 on the last day of each February, May, August and November), plus Consolidated Interest Expense during the twelve month period preceding the date of any such calculation, all determined on a consolidated basis and in accordance with Generally Accepted Accounting Principles consistently applied.

                  2. The  definition  of  "Consolidated  Tangible  Net Worth" in
Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following definition of Consolidated Net Worth:

                           Consolidated Net Worth shall mean, at any date, the sum of the consolidated stockholders' equities of Virbac and its Consolidated Subsidiaries plus all Subordinated Debt then outstanding, determined in accordance with Generally Accepted Accounting Principles consistently applied.

                  3. A new definition of "Consolidated Senior Debt " shall be added to Section 2 of the Loan Agreement in proper alphabetical order as follows:

                           Consolidated Senior Funded Debt of any Person shall mean, as of the date of any determination thereof, the sum of, without duplication, (a) all Indebtedness of such Person for borrowed money (excluding any Subordinated Debt), plus (b) all Indebtedness of such Person which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business), plus (c) all obligations of such Person under any Capitalized Leases, plus (d) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (e) all Guarantees by such Person of Indebtedness of others, all determined on a consolidated basis and in accordance with Generally Accepted Accounting Principles consistently applied.

                  4. Section 7.1(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (i) Financial Covenants,  Borrower will:

                  (i) Maintain a ratio of Consolidated EBITDA minus permitted purchases by Borrowers of any of the outstanding capital stock of Virbac during any such period (determined on a consolidated basis for Borrowers and their Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied, for the applicable period ending on the date of any such calculation), to Consolidated Debt Service (which for any such calculations prior to January 1, 2000 shall be determined using Virbac's and its Consolidated Subsidiaries' actual principal reductions made or required on all long term borrowed money Indebtedness during the period included in any such calculation instead of scheduled principal payments during the period of equal length following the date of any such calculation) of at least
         (A) 1.50 to 1.0 for the four quarter  period ending  December 31, 1999,
         (B) 1.50 to 1.0 for the four quarter  period  ending  January 31, 2000,
         (C) 1.50 to 1.0 for the four quarter  period ending  February 29, 2000,
         (D) 1.75 to 1.0 for the four quarter  period ending March 31, 2000, (E)
         1.75 to 1.0 for the four quarter period ending April 30, 2000, (F) 1.75 to 1.0 for the four quarter period ending May 31, 2000, (G) 1.75 to 1.0 for the four quarter period ending June 30, 2000, and (H) 2.00 to 1.0 for the four quarter period ending at each month-end and fiscal year end thereafter during the Term hereof;

                  (ii)  Maintain a minimum  Consolidated  Net Worth at all times during the Term hereof of not less than the sum of: (A) Twenty-Five Million Dollars ($25,000,000.00) , plus (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such fiscal year) shown on Borrowers' audited consolidated financial statements for each fiscal year, commencing with the fiscal year ending December 31, 1999, such required increases to be cumulative for each such fiscal year;

                  (iii) Maintain a ratio of Consolidated Senior Funded Debt (determined as of any such date), to Consolidated Tangible Net Worth (determined as of any such date) of not more than 1.0 to 1.0 as of each fiscal quarter-end during the Term hereof; and

                  (iv) Deliver a certificate of the principal financial officers of each of the Borrowers containing the financial ratio calculations required in clauses (i), (ii) and (iii) above simultaneously with the financial statements referred to in Sections 7.1(a)(i), (ii) and (iii).

                  5. The agreements of Bank contained herein are expressly conditioned upon deliver by Borrowers of the following:

                  (a) the executed original of this Second Amendment to Credit Agreement;

                  (b) the written consent to these amendments signed by Ramon Mulholland as holder of the subordinated debt, which consent shall be in form and substance acceptable to Bank; and

                  (c) such other documents as Bank may reasonably request.

                  6. Borrowers hereby represent and warrant to Bank that:

                  (a) The execution, delivery and performance by Borrowers of this Second Amendment to Credit Agreement are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Second Amendment to Credit Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

                  (b) This Second Amendment to Credit Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrowers enforceable in accordance with its terms; and

                  (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

                  7. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Second Amendment to Credit Agreement.

                  8. This Second Amendment to Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

                  9. This Second Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                  10. In the event of any inconsistency or conflict between this Second Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Second Amendment to Credit Agreement shall govern and control.

                  11. The Loan Agreement, as hereby amended and modified, and the Note, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the Note shall not be paid when due as provided in the Note, the holder of the Note shall be entitled to and may exercise all rights and remedies under the Note and the Loan Agreement, as amended.

                  12. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this _____ day of May, 2000.

                        VIRBAC CORPORATION


                        By:
                               Bruce G. Baker, Executive Vice President

                        PM RESOURCES, INC.


                        By:
                               Bruce G. Baker, Executive Vice President

                        ST. JON LABORATORIES, INC.


                        By:
                               Bruce G. Baker, Executive Vice President

                        VIRBAC AH, INC.


                        By:
                               Bruce G. Baker, Executive Vice President

                        FRANCODEX LABORATORIES, INC.


                        By:
                               Bruce G. Baker, Executive Vice President

                        FIRST BANK



                        By:
                               Traci L. Dodson, Vice President

                    CONSENT TO SECOND AMENDMENT TO
                           CREDIT AGREEMENT

                  The undersigned hereby consents to the terms of that certain Second Amendment to Credit Agreement (the "Amendment"), a copy of which has been provided to the undersigned, and the undersigned acknowledges that the execution and delivery by Virbac Corporation (formerly known as Agri-Nutrition Group Limited), PM Resources, Inc., Virbac AH, Inc., St. JON Laboratories, Inc. and
Francodex Laboratories, Inc. of said Amendment will not affect or impair the undersigned's obligations to and agreements with Bank under that certain
Subordination and Standby Agreement executed as of May 8, 1998 by the undersigned (and as of May 14, 1998 by the Borrowers) in favor of Bank (the "Subordination Agreement"), which obligations and agreements are hereby ratified and confirmed. The undersigned further acknowledges and agrees that (i) all references in the Subordination Agreement to the "Loan Agreement" and other references of similar import shall henceforth mean the amended and restated Credit Agreement dated as of September 7, 1999, as amended by the Amendment, and as the same has been or may from time to time be further amended; and (ii) all references in the Subordination Agreement to the "Senior Indebtedness" and other references of similar import shall henceforth mean and include as Senior Indebtedness, the $12,350,000.00 amended and restated Revolving Credit Note, as the same may from time to time be further amended, and the Subordinated Indebtedness of the undersigned is and shall remain subordinated to such Senior Indebtedness.

Dated:  as of May ___, 2000.




                               Ramon A. Mulholland